SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
September 17, 2009

(Date of Report; Date of Earliest Event Reported)
BORDERS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Michigan	1-13740	38-3294588

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
100 Phoenix Drive, Ann Arbor, MI 48108

(Address of Principal Executive Offices)
734-477-1100

(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b)	Donald G. Campbell, Joel J. Cohen, Amy B. Lane, Brian T. Light and Lawrence I. Pollock resigned as Directors of Borders Group, Inc. (the “Company”) effective September 17, 2009.

(d)	Effective September 17, 2009, the Company appointed five new Directors who will serve on the committees indicated: Paul J. Brown: Audit; Ronald J. Floto: Nominating and Corporate Governance, Compensation; Michael Grossman: Nominating and Corporate Governance, Compensation; Dan Rose: Compensation; and Timothy V. Wolf: Nominating and Corporate Governance, Audit. In connection with their election, the Company and each of the new directors are entering into the Company’s standard indemnification agreement, the principal purpose of which is to confirm that the indemnification rights of the director under Article VIII of the Restated Articles of Incorporation of the Company shall apply during and after the term of an individual’s service with the Company, without regard to whether any actual or alleged occurrence or omission shall have occurred, or whether any claim shall have accrued or been made, before, during or after such term of service. The agreement with each of the directors is substantially in the form of the agreement filed as Exhibit 99.5 to the Company’s Form 8-K Report dated November 25, 2008. There are no transactions in which any newly appointed Director has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Borders Group, Inc. (Registrant)
Dated: September 17, 2009	By:	/s/ MARK R. BIERLEY
Mark R. Bierley
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)